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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statements of ICF Kaiser International, Inc. (the Company) on Form S-8 [Registration Nos.-33-42677 (Non-employee Directors Stock Option Plan), 33-42678 (Stock Incentive Plan), 33-51460 (Section 401(k) Plan), 33-60663 (Retirement
Plan), 33-60661 and 33-65351 (Employee Stock Ownership Plan), 33-60665 (Consultants, Agents, and Part Time Employees Stock Plan) and 33-51812 (Employee Stock Purchase Plan)] and on Form S-3 [Registraton No. 33-51677 (600,000 Warrants)] of our report dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of ICF Kaiser International, Inc. and Subsidiaries as of December 31, 1996 and December 31, 1995, and for the year ended December 31, 1996, the ten months ended December 31, 1995 and the year ended February 28, 1995, which report is included in the Company's Annual Report on Form 10-K.


                                                        Coopers & Lybrand L.L.P.

Washington, D.C.
March 25, 1997